As filed with the Securities and Exchange Commission on August 7, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	51-0484716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 East 9th Street, Suite 3710

Cleveland, Ohio 44114

(216) 706-2939

(Address, including zip code, and telephone number, including area code, of principal executive offices)

TransDigm Group Incorporated 2006 Stock Incentive Plan

(Full title of the plan)

W. Nicholas Howley

Chairman and Chief Executive Officer

TransDigm Group Incorporated

1301 East 9th Street, Suite 3710

Cleveland, Ohio 44114

(216) 706-2939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne K. Hanselman, Esq.

Baker & Hostetler LLP

3200 National City Center

1900 East Ninth Street

Cleveland, Ohio 44114

(216) 621-0200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000	$ 37.055	$55,582,500	$2,184.39

(1)	This Registration Statement covers 1,500,000 additional shares of the Common Stock, par value $0.01 per share (the “Common Stock”), of TransDigm Group Incorporated authorized to be offered and sold pursuant to the TransDigm Group Incorporated 2006 Stock Incentive Plan, as amended (the “2006 Plan”). 2,619,668 shares of Common Stock to be offered and sold pursuant to the 2006 Plan (as well as 8,345,686 shares of Common Stock to be sold under the TD Holding Corporation Third Amended and Restated 2003 Stock Option Plan (now known as the TransDigm Group Incorporated Fourth Amended and Restated 2003 Stock Option Plan, as amended)) were previously registered pursuant to Registration Statement on Form S-8 File No. 333-132808 filed March 29, 2006. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of TransDigm Group Incorporated’s Registration Statement on Form S-8, File No. 333-132808, filed March 29, 2006, relating to the registration of offers and sales of Common Stock pursuant to the TransDigm Group Incorporated 2006 Stock Incentive Plan are hereby incorporated by reference.

Item 8.	EXHIBITS

Exhibit No.	Description of Exhibits
5.1	Opinion of Baker & Hostetler LLP regarding the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

24	Power of Attorney (reference is made to the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 7th day of August, 2008.

TRANSDIGM GROUP INCORPORATED

By:	/s/ W. Nicholas Howley
Name:	W. Nicholas Howley
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of TransDigm Group Incorporated hereby severally constitutes and appoints W. Nicholas Howley and Gregory Rufus, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

By:	/s/ W. Nicholas Howley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 7, 2008
W. Nicholas Howley

By:	/s/ Gregory Rufus	Executive Vice President, Chief Financial	August 7, 2008
	Gregory Rufus	Officer and Secretary (Principal Financial and Accounting Officer)

By:	/s/ David Barr	Director	August 7, 2008
David Barr

By:	/s/ Michael Graff	Director	August 7, 2008
Michael Graff

By:	/s/ Sean Hennessy	Director	August 7, 2008
Sean Hennessy

By:	/s/ Dudley Sheffler	Director	August 7, 2008
Dudley Sheffler

By:	/s/ Douglas Peacock	Director	August 7, 2008
Douglas Peacock

By:	/s/ Mervin Dunn	Director	August 7, 2008
Mervin Dunn

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